SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 1, 2014

Date of Report (Date of Earliest Event Reported)

Rainbow International, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-175337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17422 E. Progress Drive, Suite 107
Centennial, CO 80015
(Address of principal executive offices)

720-432-0214

(registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 1, 2014, the Company entered into an oral agreement with Donald Corn, our Chief Executive Officer and the 100% owner of Checkin Homes, LLC, a Colorado land management company.  Under this agreement, the Company issued Mr. Corn 3,500,000 common shares of the Company in order to purchase Checkin Homes as a wholly owned subsidiary of the Company.

Checkin Homes owns the lease on a 35 acre parcel of land near the Denver International Airport for the specific purpose of growing hemp crops licensed under the guidelines of the Colorado Department of Agriculture.  This property is presently leased and Checkin Homes has been receiving rental revenue on the property since October 2013.  In addition, as of June 2014, Checkin Homes has purchased and leased two smaller properties intended for hemp research and development.  Checkin Homes has been receiving $1,000 per month in rental revenue from each of these properties.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On May 1, 2014, the Company entered into an oral agreement with Donald Corn, our Chief Executive Officer and the 100% owner of Checkin Homes, LLC, as described above.  Under this agreement, the Company is purchasing all of the assets of the Checkin Homes and operating it as a wholly owned subsidiary.  The Company purchased Checkin Homes through the issuance of 3,500,000 common shares of the Company.

The Company has filed all of the information required on Form 10 under the Exchange Act on the Form 8-K/A filed with the SEC on May 28, 2014.  The financial statements for Checkin Homes and the Pro Forma statements will be filed with the Form 10-K.

Item 3.02 – Unregistered Sales of Equity Securities

On May 1, 2014, the Company entered into an oral agreement with Donald Corn, our Chief Executive Officer and the 100% owner of Checkin Homes, LLC, as described above.  Under this agreement, the Company issued Mr. Corn 3,500,000 common shares of the Company to purchase Checkin Homes, LLC as a wholly owned subsidiary.

These shares were issued under the private placement exemption of Section 4(a)(2).  Mr. Corn has enough knowledge and experience in finance and business matters to be a “sophisticated investor”, he had access to the type of information normally provided in a prospectus for a registered securities offering, and he has agreed not to resell or distribute the securities to the public.

Item 5.06 – Change in Shell Company Status

On May 1, 2014, the Company acquired Checkin Homes, LLC from Donald Corn, our Chief Executive Officer, as a fully owned subsidiary.  As a result of this acquisition, the Company has been receiving rent revenue from leased properties owned by Checkin Homes, LLC.  The Company received between $2,200 and $3,000 in rent revenue per month since the acquisition.

As a result of this acquisition, the Company is no longer a shell company as defined by Rule 12b-2 of the Exchange Act as the Company can no longer be considered to have no or nominal operations and no or nominal assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Rainbow International, Corp.

By:  /s/ Donald R. Corn

        Donald R. Corn

        Chief Executive Officer

Dated:  September 4, 2014

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